UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2012

STAPLES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-17586	04-2896127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA	01702
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: 508-253-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

e)     On June 4, 2012, the stockholders of Staples, Inc. (the “Company”) approved: (1) the Staples, Inc. Amended and Restated Long Term Cash Incentive Plan (the “Long Term Cash Plan”); (2) the Staples, Inc. Amended and Restated Executive Officer Incentive Plan (the “Annual Cash Plan”); and (3) the Staples, Inc. 2012 Employee Stock Purchase Plan (the “ESPP”).

1.
Long Term Cash Plan.  The Long Term Cash Plan amends the Staples, Inc. 2010 Long Term Cash Incentive Plan to (a) add operating income as a permissible performance goal, (b) allow performance cycles based on a specified number of years under which performance goals may be established for the performance cycle in its entirety or separately for each year of the performance cycle, and (c) extend the term of the Long Term Cash Plan through fiscal year 2016. The material terms of the Long Term Cash Plan are summarized on pages 55-58 of the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the "SEC") on April 23, 2012 (the “Proxy Statement”), which description is incorporated by reference.

2.
Annual Cash Plan. The Annual Cash plan amends the Company's existing Executive Officer Incentive Plan to (a) add adjusted operating profit, free cash flow, total stockholder return, net income and operating income as permissible performance goals, and (b) extend the term of the Annual Cash Plan through fiscal year 2016. The material terms of the Annual Cash Plan are summarized on pages 55-56 and 60-61 of the Proxy Statement and in the Company's supplemental proxy materials on Schedule 14A filed with the SEC on May 10, 2012, which descriptions are incorporated by reference.

3.
ESPP. The ESPP consolidates and replaces the Company's Amended and Restated 1998 Employee Stock Purchase Plan and Amended and Restated International Employee Stock Purchase Plan, and authorizes a total of up to 15,000,000 shares of common stock to be sold to participating employees. The ESPP provides increased flexibility in granting stock purchase rights to U.S. and non-U.S. employees. Participating employees may purchase shares of common stock at 85% of its fair market value at the beginning or end of an offering period, whichever is lower, through payroll deductions in an amount not to exceed 10% of an employee's annual base compensation. The material terms of the ESPP are summarized on pages 63-65 of the Proxy Statement, which description is incorporated by reference.

The descriptions of the Long Term Cash Plan, Annual Cash Plan and ESPP are qualified in their entirety by reference to the actual terms of the plans, which are attached to this report as Exhibit 10.1, Exhibit 10.2, and 10.3, respectively.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

1.
Approval of Amendment to Restated Certificate of Incorporation. On June 4, 2012, the stockholders of the Company approved an amendment to the Restated Certificate of Incorporation to allow stockholder action by majority written consent (the “Amendment”). The Amendment is attached to this report as Exhibit 3.1 and is incorporated herein by reference.

2.
Amendment to By-Laws. On June 4, 2012, the Board of Directors of the Company approved amendments to the By-Laws to allow stockholder action by majority written consent and update certain provisions to align with current Delaware law or practice. The amended and restated By-Laws are attached to this report as Exhibit 3.2 and are incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

Staples, Inc. held its annual meeting of stockholders on June 4, 2012. Set forth below are the final voting results for each of the matters submitted to a vote of the stockholders. More information about the proposals set forth below can be found in the Proxy Statement.

1.	Staples' stockholders elected the following directors to its Board of Directors:

DIRECTOR	FOR	AGAINST	ABSTAIN

Basil L. Anderson	514,265,537	11,275,460	332,151

Arthur M. Blank	514,720,011	10,810,766	342,371

Drew G. Faust	515,424,959	10,113,094	335,095

Justin King	517,927,056	7,611,491	334,601

Carol Meyrowitz	509,949,888	15,600,306	322,954

Rowland T. Moriarty	506,828,735	16,295,054	2,749,359

Robert C. Nakasone	506,065,041	17,070,558	2,737,549

Ronald L. Sargent	508,811,461	16,347,774	713,913

Elizabeth A. Smith	516,500,322	9,048,988	323,838

Robert E. Sulentic	513,889,982	11,641,670	341,496

Vijay Vishwanath	515,546,121	9,969,810	357,217

Paul F. Walsh	483,394,128	39,745,783	2,733,237

There were 55,515,491 broker non-votes for each director.

2. Staples' stockholders voted to approve the Amendment to our Restated Certificate of Incorporation to allow stockholder action by majority written consent by a vote of 495,212,139 shares of common stock for and 30,142,994 shares of common stock against. There were 518,015 shares of common stock abstaining and 55,515,491 broker non-votes on this matter.

3.    Staples' stockholders voted, on an advisory basis, to approve the executive compensation of Staples' named executive officers as disclosed pursuant to the SEC's compensation disclosure rules by a vote of 319,401,435 shares of common stock for and 204,425,011 shares of common stock against. There were 2,046,702 shares of common stock abstaining and 55,515,491 broker non-votes on this matter.

4.     Staples' stockholders voted to approve the Long Term Cash Plan by a vote of 512,293,755 shares of common stock for and 12,693,724 shares of common stock against. There were 885,669 shares of common stock abstaining and 55,515,491 broker non-votes on this matter.

5.     Staples' stockholders voted to approve the Annual Cash Plan by a vote of 491,792,266 shares of common stock for and 33,071,736 shares of common stock against. There were 1,009,146 shares of common stock abstaining and 55,515,491 broker non-votes on this matter.

6.     Staples' stockholders voted to approve the ESPP by a vote of 496,519,739 shares of common stock for and 26,790,564 shares of common stock against. There were 2,562,845 shares of common stock abstaining and 55,515,491 broker non-votes on this matter.

7.           Staples' stockholders voted to ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as Staples' independent registered public accounting firm for the current fiscal year by a vote of 568,014,140 shares of common stock for and 12,951,813 shares of common stock against. There were 422,686 shares of common stock abstaining.

8.             The non-binding holder proposal regarding a requirement for senior executives to hold 75% net after-tax shares acquired through compensation plans and prohibition on hedging of held shares was rejected by a vote of 126,889,514 shares of common stock for and 397,330,917 shares of common stock against. There were 1,652,717 shares of common stock abstaining and 55,515,491 broker non-votes on this matter.

Item 9.01  Financial Statements and Exhibits.

The exhibits listed on the Exhibit Index immediately preceding such exhibits are filed as part of this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 8, 2012	Staples, Inc.

		By:	/s/ Cynthia Pevehouse
Cynthia Pevehouse
Senior Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
3.1	Amendment to Restated Certificate of Incorporation, dated June 4, 2012.
3.2	Amended and Restated By-Laws of the Company, dated June 4, 2012.
10.1	Amended and Restated Long Term Cash Incentive Plan.
10.2	Amended and Restated Executive Officer Incentive Plan.
10.3	2012 Employee Stock Purchase Plan.